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                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of December 31, 1997, by and between FRISBY TECHNOLOGIES, INC., a North Carolina corporation with its principal office located at 417 South Main Street, Freeport, New York 11520 (the "Company"), and DOUGLAS J. McCROSSON, residing at 40 Tucker Drive, Bayport, New York 11705 (the "Executive").

                              W I T N E S S E T H :

         WHEREAS, the Company is engaged in the development and licensing of thermal management technologies and products (the "Company's Business"); and

        WHEREAS, the Company wishes to assure itself of the services of the Executive for the period provided in this Agreement, and the Executive is willing to serve in the employ of the Company on a full-time basis for said period, and upon the other terms and conditions hereinafter provided.

         NOW, THEREFORE, the Company and the Executive, intending to be legally bound, agree as follows:

         1. Employment.

                  The Company hereby employs the Executive and the Executive hereby accepts employment with the Company, all in accordance with the terms and conditions hereof, for a term commencing on January 1, 1998 and ending (subject to the provisions of Article 5 hereof) on December 31, 2000 (the "Term").

         2. Duties.

                 2.1 During the Term, the Executive shall be employed by the Company and shall serve as its Vice President of Market Development, and shall perform such duties relating to the Company, comparable to such duties and powers performed and had by him for the past two (2) years.

                 2.2 During the Term, the Executive shall devote his full time and best efforts exclusively for the benefit of the Company and shall not, as more fully provided in paragraph 7, engage, directly or indirectly, in any other business, employment or occupation which is competitive with the business of the Company.
                  2.3 The Company acknowledges and agrees that the Executive shall be permitted to engage in activities with not-for-profit, educational and/or governmental entities which are, in the sole discretion of the Board of Directors of the Company, consistent with the Company's interests and prospects.


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         3. Compensation.

                  3.1 As full compensation for his services and undertakings pursuant to the terms of this Agreement, the Executive shall receive a base salary at the rate of Eighty Eight Thousand Four Hundred ($88,400) Dollars per year during 1998, and Ninety Six Thousand Two Hundred ($96,200) Dollars and One Hundred Five Thousand Three Hundred ($105,300) Dollars per year during 1999 and 2000, respectively (collectively, the "Base Compensation"). The Base Compensation shall be payable at such regular times and intervals as the Company customarily pays its employees. If elected as a corporate officer or director of the Company, or any subsidiary, the Executive shall serve in such capacities without additional compensation.

                  3.2 The Executive shall be entitled to participate in and receive, on the same basis as other executive employees of the Company, the benefits under any pension plans or bonus plans of the Company and shall be included in the Company's health plan (including hospitalization, medical and major medical), life, prescription drug, accident and disability insurance plans or programs and any other employee benefit or fringe benefit plans, perquisites or arrangements which the Company makes available generally to other executive employees of the Company.

                  3.3 At the sole discretion of the Board of Directors of the Company, the Executive may be awarded bonuses, stock options or rights to profit sharing.

                  3.4 The Executive shall be entitled to up to Four Hundred ($400) Dollar per month as reimbursement for actual automobile lease payments on an appropriate executive vehicle (payable on the first day of each month commencing February 1, 1998) for the Term of this Agreement. The Company shall not purchase, or reimburse Executive for the cost of, any relevant insurance for said automobile, fuel, mileage, or repairs.

                  3.5 The Company shall deduct from the Executive's Base Compensation and bonus any federal, state or city withholding taxes, social security contributions and any other amounts which may be required to be deducted or withheld by the Company pursuant to any federal, state or city laws, rules or regulations.

                  3.6 The Company shall reimburse the Executive, or cause him to be reimbursed, for all reasonable out-of-pocket expenses incurred by him in the performance of his duties hereunder or in furtherance of the business and/or interests of the Company; provided, however, that the Executive shall have previously furnished to the Company an itemized account, satisfactory to the Company, in substantiation of such expenditures.


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         4. Indemnification.

                  The Company undertakes, to the extent permitted by law, to indemnify and hold the Executive harmless from and against all claims, damages, losses and expenses by third parties, including reasonable attorneys' fees and disbursements, arising out of the performance by the Executive of his duties pursuant to this Agreement, in furtherance of the Company's business and within the scope of his employment.

         5. Termination.

                  5.1 (a) The Executive's employment hereunder shall terminate automatically as of the date of his death or upon the Executive becoming eligible for benefits under the Company's long term disability plan as in effect from time to time, or if no disability plan is in effect, upon the Executive becoming permanently disabled. For purposes of this Agreement, the Executive shall be deemed to be permanently "disabled" if he has been unable to perform his duties for six (6) consecutive months or any nine (9) months in any twelve
(12) month period, all as conclusively determined in good faith by the Board of Directors of the Company.

                           (b) Upon termination of the Executive's employment
under circumstances described in Section 5.1(a) above, the Company shall promptly pay and provide to the Executive (or, in the event of his death, to his surviving spouse or such other beneficiary as the Executive may designate in writing, or if there is neither, to his estate):

                                    (i) his earned but unpaid Base Compensation
and accrued vacation pay as of the date of termination of his employment with the Company;

                                    (ii) the benefits, if any, to which he is
entitled as a former employee under the Company's employee benefit plans and programs and compensation plans and programs in which he was a participant;

                                    (iii) any reimbursements due to him under
Section 3.6 the benefits, if any, to which he is entitled as a former employee under the Company's employee benefit plans and programs and compensation plans and programs in which he was a participant; and

                                    (iv) an amount of Base Compensation at the
then current rate equal to the Base Compensation payable for a period of two (2) months.


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                  5.2 The Company may, at any time at its option, terminate the employment of Executive under this Agreement for "cause" and Executive shall forfeit the right to receive any and all further payments hereunder, other than the right to receive any compensation then due and payable to Executive pursuant to Article 3 hereof through to the date of termination. "Cause" shall be deemed to be the commission of any of the following acts by the Executive:

                           (a) The Executive shall have committed any material
breach of any of the provisions or covenants of this Agreement;

                           (b) The Executive shall have committed any act of
willful misconduct or gross negligence in the performance of his duties or obligations hereunder, or, without proper cause, shall have willingly refused or habitually neglected to perform his employment duties or obligations under this Agreement;

                           (c) The Executive shall have committed any act of
dishonesty, breach of trust, fraud or embezzlement; or

                           (d) The Executive shall have been convicted of, or
shall have plead guilty or nolo contendere to, a felony or indictable offense (unless committed in the reasonable, good faith belief that the Executive's actions were in the best interests of the Company and its stockholders and would not violate criminal law).

                  5.3 If the Company elects to terminate this Agreement as set forth above, it shall deliver notice of such intention to Executive, describing with reasonable detail, the action or omission of the Executive constituting the act of default (the "Termination Notice"), and thereupon no further payments of any type shall be made or shall be due or payable to Executive hereunder, except as provided in the first sentence of Article 5.2; provided, however, with respect to any act of default set forth in clauses (a) and (b) of Article 5.2, prior to any termination by the Company of Executive's employment, Executive shall first have an opportunity to cure or remedy such act of default within thirty (30) days following the Termination Notice.


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                  5.4 The Company may terminate the Executive's employment in its sole discretion for any reason on not less than thirty (30) days written notice to the Executive. If the Executive is terminated for reasons other than death, disability or the occurrence of any of the acts set forth in Article 5.2
(a) - (d) hereof, Executive shall be entitled to receive as severance pay (in addition to any compensation then due and payable to Executive pursuant to
Article 3 hereof through the date of termination) an amount equal to four (4) months of his Base Compensation which shall be calculated based on his Base Compensation on the date of termination. The Executive shall also continue to receive his automobile reimbursement under Paragraph 3.4 for an additional four
(4) months. The Executive shall also be entitled to the prorated portion of any bonus or stock options that have been declared by the Board of Directors of the Company but which are unpaid at the time of termination.

                  5.5 The Executive may terminate his employment by written notice to the Board of Directors of the Company, under circumstances where the Company has committed a material breach of its obligations under this Agreement and such termination shall be effective if such breach continues for a period of thirty (30) days following such notice.

                  5.6 If the Executive elects to terminate this Agreement as set forth in Section 5.5, Executive shall be entitled to receive as severance pay (in addition to any compensation then due and payable to Executive pursuant to Article 3 hereof through the date of termination) an amount equal to four (4) months of his Base Compensation which shall be calculated based on his Base Compensation on the date of termination. The Executive shall also continue to receive his automobile reimbursement under Paragraph 3.4 for an additional four
(4) months.

         6. Vacation Policy.

                  The Executive shall receive three (3) weeks paid vacation for each year of Term. Notwithstanding anything else herein, if Executive is terminated for any reason, he shall receive compensation for the pro-rated portion of any unused vacation time that he has accrued. Vacation leave may not be carried forward to any subsequent year unless the Executive has been requested to delay his vacation due to business circumstances, as conclusively determined in good faith by the Board of Directors of the Company.


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         7. Covenants and Representations.

                  (a) The Executive has not, and unless authorized or instructed in writing by the Board of Directors of the Company the Executive shall not, except as required in the conduct of the Company's business, use or disclose to others, any of the Company's inventions or discoveries or its secret or confidential information, knowledge or data (oral, written, or in machine-readable form) which the Executive may have obtained or will obtain during the course of or in connection with the Executive's employment, including, without limitation, such inventions, discoveries, information, knowledge, know-how or data relating to machines, equipment, products, services, systems, software, research and/or development, designs, compositions, formulae, processes, manufacturing procedures or business methods, information relating to present and prospective marketing, sales and advertising programs and agreements with representatives or prospective representatives of the Company, present or prospective sources of supply or any other business arrangements of the Company, including but not limited to, customers, customer lists, costs, prices and earnings, whether or not developed by the Executive, by others in the Company or obtained by the Company from third parties, and irrespective of whether or not such inventions, discoveries, information, knowledge, know-how or data have been identified by the Company as secret or confidential, unless and until, and then only to the extent that, such inventions, discoveries, information, knowledge, know-how or data become available to the public otherwise than by the Executive's act or omission.


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                  (b) (i) The Executive agrees to disclose immediately to the
Company or any persons designated by it and to assign to the Company at its option, or its successors or assigns, all inventions made, discovered, conceived or first reduced to practice by the Executive, solely or jointly with others, at any time during the time while employed by the Company which inventions are made, discovered or conceived either in the course or such employment or within one (1) year of termination of his employment (whether such termination of employment is voluntary or involuntary, such invention shall be deemed to have arisen out of and been made, discovered or conceived by the Executive during his employment by the Company, unless established to have been made, discovered or conceived after the termination of such employment), or with the use of the Company's time, material, facilities or funds, or which relate to or are suggested by any subject matter with which the Executive's employment by the Company may bring the Executive into contact, or which relate to any investigations or obligations undertaken by the Company; and the Executive hereby grants and agrees to grant the right to the Company and its nominees to obtain, for its own benefit and in its own name (entirely at its expense) patents and patent applications including original, continuation, reissue, utility and design patents, and applications, patents of addition, confirmation patents, registration patents, petty patents, utility models, etc., and all other types of patents and the like, and all renewals and extensions of any of them for those inventions in any and all countries; and the Executive shall assist the Company without further charge during the period of the Executive's employment and thereafter, through counsel designated by the Company to execute, acknowledge, and deliver all such further papers, including assignments, applications for Letters Patent (of the United States or of any foreign country), oaths, disclaimers or other instruments and to perform such further acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any of the aforesaid inventions, applications and patents as may be deemed necessary by the Company or its nominees to effectuate the vesting or perfecting in the Company or its nominees of all right, title and interest in and to said inventions, applications and patents.

                           (ii) The Executive agrees to disclose immediately to
the Company or any persons designated by it and to assign to the Company, at its option, or its successors or assigns, all works of authorship, including all writings, manuals, computer programs, software and hardware, written or created by the Executive solely or jointly with others, at anytime during the course of his employment by the Company, which works are made or conceived either in the course of such employment, or with the use of the Company's time, material, facilities or funds, or which relate to or are suggested by any subject matter with which the Executive's employment by the Company may bring the Executive into contact or which relate to any investigations or obligations undertaken by the Company; and the Executive hereby agrees that all such works are works made for hire, of which the Company is the author and the beneficiary of all rights and protections afforded by the law of copyright in any and all countries; and the Executive will assist the Company without further charge during the term of his employment and thereafter, through counsel designated by the Company, to execute, acknowledge, and deliver all such further papers, including assignments, applications for copyright registration (in the United States or in any foreign country), oaths, disclaimers or other instruments, and to perform such further acts, including giving testimony or furnishing evidence in the prosecution or defense of appeals, interferences, suits and controversies relating to any of the aforesaid works, as may be deemed necessary by the Company or its nominees to effectuate the vesting or perfecting in the Company or its nominees of all rights and interest in and to said works and copies thereof, including the exclusive rights of copying and distribution.
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                           (iii) Executive agrees to submit to the Board of
Directors of the Company, within a reasonable length of time prior to dissemination, the text of any speech, professional paper, article or similar communication created by Executive which relates to the Company's present or future business or research and development endeavors. The Company will determine whether any Confidential Information is contained in the communication, and will notify Executive if the dissemination of the communication is permitted under the terms of this Agreement.

                           (c) The Executive shall not during the
"Non-Competition Period," (i) engage in business of the type conducted (or proposed to be conducted) by the Company or its subsidiaries or solicit business of the type conducted (or proposed to be conducted) by the Company from any person, firm or entity which was a licensee, customer or prospective customer of the Company during the period of his employment hereunder or induce or attempt to induce any such licensee or customer of the Company to reduce its business with the Company, solicit (or attempt to solicit) any employees of the Company to leave the employ of the Company or offer or cause to be offered employment to any person who was employed by the Company during the period of his employment hereunder; (ii) engage in, represent or be connected with, as a shareholder, member of a limited liability entity, partner or owner, or as an officer, director, employee, sales representative, proprietor, consultant, associate, agent, co-venturer, investment adviser or otherwise, any business or activity competing with the business of the Company or its subsidiaries or affiliates or any part thereof as conducted by them (or proposed to be conducted) during the Term. The term "Non-Competition Period" as used herein means a period commencing on the date hereof and ending three (3) years after the end of the Term. For purposes of determining whether the Executive is permitted to be a shareholder of a corporation, the Executive's ownership of less than 5% of the issued and outstanding securities of a company whose securities are publicly-traded in any U.S. or non-U.S. securities exchanges shall be permitted.

                           (d) All computer software, computer programs, source
codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogs and other writings, whether copyrightable or not, relating to or dealing with the Company's business and plans, and those of others entrusted to the Company which are prepared or created by the Executive or which may come into his possession at any time during his employment, are the property of the Company, and upon termination of his employment, the Executive agrees to return all such computer software, computer programs, source codes, object codes, magnetic tapes, printouts, samples, notes, records, reports, documents, customer lists, photographs, catalogs and writings and all copies thereof to the Company.
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                           (e) If any of the rights or restrictions contained or
provided for in this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable by reason of the extent, duration or geographical scope, the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope and enforce this Agreement in its reduced form for all purposes in the manner contemplated hereby. Should any of the provisions of this Agreement require judicial interpretation, it is agreed that the court interpreting or construing this Agreement shall not apply a presumption that any provision shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agents prepared the same, it being agreed that both parties and their respective agents have participated in the preparation of this Agreement.

         8. Injunction.

                  It is recognized and hereby acknowledged by the Executive that a breach or violation by the Executive of any of the covenants or agreements contained in this Agreement may cause irreparable harm and damage to the Company hereto, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and acknowledges that the Company shall be entitled to an injunction, without posting any bond or security in connection therewith, from any court of competent jurisdiction enjoining and restraining any breach or violation of any of the restrictive covenants contained in Article 7 of this Agreement by the Executive or his associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other rights or remedies the Company may possess. Nothing contained in this Article 8 shall be construed to prevent the Company from seeking and recovering from the Executive damages sustained as a result of any breach or violation by the Executive of any of the covenants or agreements contained in this Agreement, and that in the event of any such breach, the Company shall avail itself of all remedies available both at law and at equity.

         9. Compliance with Other Agreements.

                  The Executive represents and warrants to the Company that the execution of this Agreement by him and his performance of his obligations hereunder will not, with or without the giving of notice, the passage of time or both, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.
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         10. Miscellaneous.

                  10.1 Notices. Any notice or other communication to a party under this Agreement shall be in writing, and if by use of the mail shall be considered given when mailed by certified mail, return receipt requested, to the party at the following address or at such other address as the party may specify by notice to the other in the manner provided for herein:

                  (a) If to the Company:


                           417 South Main Street
                           Freeport, New York 11520
                           Attention: President

                           with a copy to:

                           Ruskin, Moscou, Evans & Faltischek, P.C.
                           170 Old Country Road
                           Mineola, New York 11501
                           Attention: Irvin Brum, Esq.; and

                     (b)   If to the Executive:

                           40 Tucker Drive
                           Bayport, New York 11705

                           with a copy to:

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                           ---------------------

                  10.2 Benefit. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their legal representatives, successors and assigns. Insofar as the Executive is concerned this Agreement, being personal, cannot be assigned.

                  10.3 Validity. The invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision.
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                  10.4. Entire Agreement. The Agreement constitutes the entire
Agreement between the parties, and supersedes all existing agreements between them, with the sole exception of the ___________ Confidentiality Agreement, dated ___________, which shall remain in full force and effect and which has been attached hereto. It may only be changed or terminated by an instrument in writing signed by both parties. The covenants of the Executive contained in
Article 7 of this Agreement shall survive the termination of this Agreement and the expiration of the Term.

                  10.5 New York Law to Govern. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of New York.

                  10.6 Corporate Action. The execution and delivery of this Agreement by the Company has been authorized and approved by all requisite corporate action.

                  10.7 Waiver of Breach. The failure of a party to insist on strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver hereto must be in writing.

                  10.8 Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. 10.9 Paragraph Headings. Paragraph headings are inserted herein for convenience only and are not intended to modify, limit or alter the meaning of any provision of this Agreement. 10.10 Survival. All provisions hereof which by their nature shall survive the termination of the Executive's employment, including, without limitation, the provisions in Section 7, shall survive the termination of the Executive's employment.

         IN WITNESS WHEREOF, the parties hereto have set their hands and executed this Agreement as of the day and year first above written.

                           FRISBY TECHNOLOGIES, INC.

                           By: /s/ Gregory S. Frisbey
                               ------------------------------------------
                               Gregory S. Frisby, Chief Executive Officer



                               /s/ Douglas J. Mccrosson
                               ------------------------------------------
                                    DOUGLAS J. McCROSSON